UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2014

EASTON-BELL SPORTS, INC.

(Exact Name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-123927 (Commission File Number)	20-1636283 (IRS Employer Identification Number)

7855 Haskell Avenue, Suite 200

Van Nuys, CA 91406

(Address of principal executive offices, including zip code)

(818) 902-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

As previously disclosed, on February 13, 2014, Easton-Bell Sports, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among BPS Greenland Inc., a Delaware corporation (the “U.S. Buyer”), BPS Greenland Corp., a corporation governed by the Canada Business Corporations Act (the “Canadian Buyer”, and together with the U.S. Buyer, the “Buyers”), Easton Sports, Inc., a California corporation (“ESI”), Easton Sports Canada, Inc., a Canadian corporation (“ESC” and, together with ESI, the “Sellers”), Easton-Bell Sports, LLC, a Delaware limited liability company, and Bauer Hockey Inc., a Vermont corporation (“Bauer Hockey”). Pursuant to the Asset Purchase Agreement, the Buyers have agreed, subject to certain exceptions, to purchase substantially all of the assets and assume certain liabilities of the Sellers relating to the Sellers’ baseball, softball and lacrosse businesses (the “Asset Sale”). For more information about the Asset Sale, please see our Current Report on Form 8-K, filed February 19, 2014.

Proceeds of the Asset Sale will be used in conjunction with a new financing (the “Proposed Financing”) to retire the existing Easton-Bell Sports, Inc. 2016 Senior Secured Notes, the EB Sports Corp. HoldCo Facility, and to pay transaction fees and expenses.

In connection with the Proposed Financing, the Company intends to make a presentation to lenders and prospective lenders (the “Lender Presentation”). A copy of certain materials to be used in the Lender Presentation, attached as Exhibit 99.1 to this Current Report on Form 8-K, is being furnished hereby to the Securities and Exchange Commission (“SEC”).

The information contained in the attached Exhibit 99.1 constitutes only a portion of the presentation materials being utilized in the Lender Presentation and is summary information that should be considered in the context of the Company’s filings with the SEC and other public announcements that the Company may make by press release or otherwise from time to time. Such information speaks as of the date of this Current Report. While the Company may elect to update the attached materials in the future to reflect events and circumstances occurring or existing after the date of this Current Report, the Company specifically disclaims any obligation to do so, except as may be required by law.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in Exhibit 99.1 attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any of such information be deemed incorporated by reference in filings under the Securities Act of 1933, as set forth in Item 7.01 of this Current Report on Form 8-K, and the Exhibit 99.1 attached hereto shall not be deemed an admission as to the materiality of any such information or that the dissemination of any such information is required by Regulation FD.

Forward-Looking Statements:

Certain information in the presentation materials attached hereto as Exhibit 99.1 may be considered “forward-looking statements” and may contain unaudited financial information and data that are subject to adjustments. These statements are based on the Company’s opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning current and future events and actual events may differ materially from historical results or current expectations.

Any such forward-looking statements relating to the Asset Sale are subject to various risks and uncertainties, including uncertainties as to the timing of the Asset Sale and the possibility that various closing conditions for the Asset Sale may not be satisfied or waived.

Any such forward-looking statements relating to our business are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending, labor costs, the parties’ ability to consummate the proposed transaction on the contemplated timeline, and other factors which are set forth in the Company’s most recent Form 10-K filed with the SEC on March 28, 2013 and in all filings with the SEC made by the Company subsequent to the filing of that Form 10-K.

The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. Although the Company bases these forward-looking statements on assumptions that it believes are reasonable when made, the Company cautions you that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates may differ materially from those made in or suggested by the forward-looking statements contained in this Form 8-K and Exhibit 99.1 attached hereto. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Exhibit No.	Description
Exhibit 99.1	Selected Financial Information Provided to Prospective Debt Financing Sources.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTON-BELL SPORTS, INC.
Date: March 5, 2014	By:	/s/ Mark Tripp
		Name:	Mark Tripp
		Title:	Chief Financial Officer, Senior Vice President, Treasurer and Secretary